Exhibit 99.1

Glenpointe Centre West
500 Frank W. Burr Blvd.
Teaneck, NJ 07666

FOR IMMEDIATE RELEASE

COGNIZANT ANNOUNCES THIRD QUARTER 2014 RESULTS

Third quarter revenue up 2.5% sequentially and 11.9% year-over-year;

Raises guidance for 2014 revenue and non-GAAP EPS

TEANECK, N.J., November 5, 2014 – Cognizant Technology Solutions Corporation (NASDAQ: CTSH), a leading provider of information technology, consulting, and business process outsourcing services, today announced its third quarter 2014 financial results.

Highlights – Third Quarter 2014

•	Third quarter revenue of $2.58 billion was up 11.9% from the year-ago period and up 2.5% sequentially.

•	GAAP diluted EPS was $0.58, up from $0.53 in the year-ago period.

•	Non-GAAP diluted EPS was $0.66, up from $0.59 in the year-ago period.

•	Net headcount addition for the quarter was approximately 12,300.

Revenue for the third quarter of 2014 rose to $2.58 billion, up 11.9% from $2.31 billion in the third quarter of 2013. GAAP net income was $355.6 million, or $0.58 per diluted share, compared to $319.6 million, or $0.53 per diluted share, in the third quarter of 2013. Non-GAAP diluted earnings per share was $0.66 compared to $0.59 in the third quarter of 2013. GAAP operating margin for the quarter was 17.7%. Non-GAAP operating margin was 19.5%, within the Company’s target range of 19-20%. Reconciliations of non-GAAP financial measures to GAAP operating results and diluted EPS are included at the end of this release.

“There is a tremendous opportunity in the marketplace as the advent of new digital technologies, global economic pressures, and an evolving regulatory environment force businesses across all industries to change and adapt faster than ever before,” said Francisco D’Souza, Chief Executive Officer of Cognizant. “Cognizant is ideally positioned to help clients worldwide address these competitive challenges with end-to-end solutions that address their dual mandate of improved efficiency and of innovation using the latest social, mobile, analytics, cloud and sensor technologies.”

“Our overall demand environment remains strong and our results this quarter highlight that we are competing, winning and executing transformational engagements for clients in various industry segments globally,” said Gordon Coburn, President. “Clients are turning to Cognizant in increasing numbers to help them simplify, optimize and automate their operations, whether it is through new utility delivery models or integrated end-to-end solutions. Today’s connected world requires digital solutions to be brought to market in an accelerated manner. Our consultative approach and our business process and other expertise enable us to deliver solutions with faster time to value.”

2014 Outlook – Fourth Quarter and Full Year

The Company is providing the following guidance, excluding any impact from the acquisition of TriZetto:

•	Fourth quarter revenue expected to be between $2.61 billion and $2.64 billion.

•	Fourth quarter non-GAAP diluted EPS expected to be at least $0.63.

•	Full-year revenue expected to be between $10.13 billion and $10.16 billion.

•	Full-year non-GAAP diluted EPS expected to be at least $2.57.

“Revenue growth was slightly ahead of our revised forecast and, as expected, non-GAAP operating margins were within our target range of 19-20% as we absorbed the impact of annual wage increases during Q3,” said Karen McLoughlin, Chief Financial Officer. “Our balance sheet remains strong as cash and short term investments increased during the quarter by almost $500 million to $4.6 billion. Later this quarter, we anticipate utilizing $1.7 billion of this cash, in addition to $1 billion of floating rate debt through a syndicated term loan, to fund the previously announced acquisition of TriZetto.”

Conference Call

Cognizant will host a conference call on November 5, 2014 at 8:00 a.m. (Eastern) to discuss the Company’s Third Quarter 2014 results. To listen to the conference call, please dial (877) 810-9510 (domestic) and (201) 493-6778 (international) and provide the following conference passcode: Cognizant Call.

The conference call will also be available live via the Internet by accessing the Cognizant website at www.cognizant.com. Please go to the website at least 15 minutes prior to the call to register and to download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing (877) 660-6853 for domestic callers or (201) 612-7415 for international callers and entering 13593382 from two hours after the end of the call until 11:59 p.m. (Eastern) on Wednesday, November 19, 2014. The replay will also be available at Cognizant’s website www.cognizant.com for 60 days following the call.

About Cognizant

Cognizant (NASDAQ: CTSH) is a leading provider of information technology, consulting, and business process outsourcing services, dedicated to helping the world’s leading companies build stronger businesses. Headquartered in Teaneck, New Jersey (U.S.), Cognizant combines a passion for client satisfaction, technology innovation, deep industry and business process expertise, and a global, collaborative workforce that embodies the future of work. With over 75 development and delivery centers worldwide and approximately 199,700 employees as of September 30, 2014, Cognizant is a member of the NASDAQ-100, the S&P 500, the Forbes Global 2000, and the Fortune 500 and is ranked among the top performing and fastest growing companies in the world. Visit us online at www.cognizant.com or follow us on Twitter: Cognizant.

Forward-Looking Statements

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including, but not limited to, our expectations regarding opportunities in the marketplace, and our anticipated use of $1.7 billion of cash and $1 billion of debt to fund the acquisition of TriZetto, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions, the risk that we may not be able to close the acquisition of TriZetto, and the factors discussed in our most recent Quarterly Report on Form 10-Q and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities law.

About Non-GAAP Financial Measures

To supplement our financial results presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: non-GAAP operating margin and non-GAAP diluted earnings per share (“non-GAAP diluted EPS”). These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with our financial statements prepared in accordance with GAAP. The reconciliations of Cognizant’s GAAP financial measures to the corresponding non-GAAP measures should be carefully evaluated. With respect to our expectations in the “2014 Outlook – Fourth Quarter and Full Year” section above, reconciliation of non-GAAP diluted EPS guidance to GAAP diluted EPS cannot be provided without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to net non-operating foreign currency exchange gains or losses which are excluded from the non-GAAP diluted EPS.

We seek to manage the company to a targeted operating margin, excluding stock-based compensation costs and acquisition-related charges, of 19% to 20% of revenues. Acquisition-related charges include, when applicable, amortization of purchased intangible assets included in the depreciation and amortization expense line on our condensed consolidated statements of operations, external deal costs, acquisition-related retention bonuses, integration costs, changes in the fair value of contingent consideration liabilities, charges for impairment of acquired intangible assets and other acquisition-related costs. In addition to excluding stock-based compensation costs and acquisition-related charges, our non-GAAP diluted earnings per share also exclude net non-operating foreign currency exchange gains or losses, inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes. Management believes providing investors with an operating view consistent with how it manages the company provides enhanced transparency into the operating results of the company. For our internal management reporting and budgeting purposes, we use non-GAAP financial measures for financial and operational decision making, to evaluate period-to-period comparisons and for making comparisons of our operating results to those of our competitors. Therefore, it is our belief that the use of non-GAAP financial measures provides a meaningful measure for investors to evaluate our financial performance. Accordingly, we believe that the presentation of non-GAAP operating margin and non-GAAP diluted earnings per share, when read in conjunction with our reported GAAP results, can provide useful supplemental information to our management and investors regarding financial and business trends relating to our financial condition and results of operations.

A limitation of using non-GAAP measures versus financial measures calculated in accordance with GAAP is that non-GAAP measures do not reflect all of the amounts associated with our operating results as determined in accordance with GAAP and exclude costs that are recurring, namely stock-based compensation, acquisition-related charges, including amortization of purchased intangibles, and net non-operating foreign currency exchange gains or losses. In addition, other companies may calculate non-GAAP financial measures differently than us, thereby limiting the usefulness of these non-GAAP financial measures as a comparative tool. We compensate for this limitation by providing specific information regarding the GAAP amounts excluded from non-GAAP operating margin and non-GAAP diluted earnings per share to allow investors to evaluate such non-GAAP financial measures with financial measures calculated in accordance with GAAP.

Contact: David Nelson

VP, Investor Relations & Treasurer

201-498-8840

david.nelson@cognizant.com

- tables to follow –

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Revenues	$2,581,009	$2,305,723	$7,520,451	$6,487,701

Operating expenses:
Cost of revenues (exclusive of depreciation and amortization expense shown separately below)	1,569,828	1,382,336	4,501,734	3,854,314
Selling, general and administrative expenses	506,019	443,376	1,474,399	1,277,106
Depreciation and amortization expense	47,649	42,652	138,848	126,212

Income from operations	457,513	437,359	1,405,470	1,230,069

Other income (expense), net:
Interest income	17,201	10,696	44,838	37,023
Foreign currency exchange gains (losses), net	(11,222)	(9,189)	(13,191)	(32,014)
Other, net	247	332	1,648	1,700

Total other income (expense), net	6,226	1,839	33,295	6,709

Income before provision for income taxes	463,739	439,198	1,438,765	1,236,778

Provision for income taxes	108,115	119,571	362,355	332,532

Net income	$355,624	$319,627	$1,076,410	$904,246

Basic earnings per share	$0.58	$0.53	$1.77	$1.50

Diluted earnings per share	$0.58	$0.53	$1.76	$1.48

Weighted average number of common shares outstanding - Basic	608,070	603,265	607,894	603,437

Weighted average number of common shares outstanding - Diluted	612,123	608,549	612,394	609,264

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(In thousands)

	September 30,	December 31,
	2014	2013

Assets

Current Assets

Cash and cash equivalents	$2,617,619	$2,213,006

Short-term investments	2,000,860	1,534,467

Trade accounts receivable, net of allowances of $29,415 and $26,824, respectively	1,809,038	1,648,785

Unbilled accounts receivable	338,093	226,487

Deferred income tax assets, net	259,474	256,230

Other current assets	234,942	268,907

Total Current Assets	7,260,026	6,147,882

Property and equipment, net	1,101,468	1,081,164

Goodwill	437,776	444,236

Intangible assets, net	109,692	131,274

Deferred income tax assets, net	142,733	147,149

Other noncurrent assets	175,348	183,013

Total Assets	$9,227,043	$8,134,718

Liabilities and Stockholders’ Equity

Current Liabilities

Accounts payable	$130,040	$113,394

Deferred revenue	169,385	182,893

Accrued expenses and other current liabilities	1,442,039	1,478,221

Total Current Liabilities	1,741,464	1,774,508

Deferred income tax liabilities, net	18,041	21,170

Other noncurrent liabilities	85,828	203,249

Total Liabilities	1,845,333	1,998,927

Stockholders’ Equity	7,381,710	6,135,791

Total Liabilities and Stockholders’ Equity	$9,227,043	$8,134,718

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Reconciliations of Non-GAAP Financial Measures (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

GAAP income from operations	$457,513	$437,359	$1,405,470	$1,230,069

Add: Stock-based compensation expense (a)	31,271	27,023	100,622	86,353

Add: Acquisition-related charges (b)	14,889	5,120	30,431	17,686

Non-GAAP income from operations	$503,673	$469,502	$1,536,523	$1,334,108

GAAP operating margin	17.7%	19.0%	18.7%	19.0%

Effect of above adjustments to income from operations	1.8%	1.4%	1.7%	1.6%

Non-GAAP operating margin	19.5%	20.4%	20.4%	20.6%

GAAP diluted earnings per share	$0.58	$0.53	$1.76	$1.48

Effect of above operating adjustments, net of tax	0.06	0.04	0.17	0.13

Effect on non-operating foreign currency exchange gains and losses adjustments, net of tax (c)	0.02	0.02	0.01	0.07

Non-GAAP diluted earnings per share	$0.66	$0.59	$1.94	$1.68

Notes:

(a)	For the three months ended September 30, 2014, the $31,271 adjustment to exclude stock-based compensation from income from operations includes $6,832, which was reported in cost of revenues and $24,439, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the three months ended September 30, 2013, the $27,023 adjustment to exclude stock-based compensation from income from operations includes $4,455 which was reported in cost of revenues and $22,568, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the nine months ended September 30, 2014, the $100,622 adjustment to exclude stock-based compensation from income from operations includes $19,654, which was reported in cost of revenues and $80,968, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

For the nine months ended September 30, 2013, the $86,353 adjustment to exclude stock-based compensation from income from operations includes $13,570, which was reported in cost of revenues and $72,783, which was reported in selling, general and administrative expenses in our unaudited condensed consolidated statements of operations.

(b)	Acquisition-related charges include the following when applicable: amortization of acquired intangible assets, external deal costs, acqusition-related retention payments, changes in the fair value of contingent consideration liabilities, integration costs and other acquisition-related costs.
(c)	Non-operating foreign currency exchange gains and losses are inclusive of gains and losses on related foreign exchange forward contracts not designated as hedging instruments for accounting purposes.

The above tables serve to reconcile the Non-GAAP financial measures to comparable GAAP measures. Please refer to the “About Non-GAAP Financial Measures” section of our press release for further information on the use of these Non-GAAP measures.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

Schedule of Supplemental Information (Unaudited)

(In thousands)

	Three Months Ended September 30, 2014
			% Change
	$	% of total	Sequential	Year over Year
Revenue by Segment:
Financial Services	$1,082,245	41.9%	2.2%	13.4%
Healthcare	655,415	25.4%	1.5%	9.2%
Manufacturing/Retail/Logistics	533,048	20.7%	3.6%	8.6%
Other	310,301	12.0%	3.8%	19.0%

Total Revenue	$2,581,009		2.5%	11.9%

Revenue by Geography:
North America	$1,981,229	76.8%	2.7%	11.1%
United Kingdom	276,996	10.7%	4.1%	12.4%
Rest of Europe	195,118	7.6%	-2.6%	16.0%

Europe - Total	472,114	18.3%	1.3%	13.9%
Rest of World	127,666	4.9%	4.4%	18.2%

Total Revenue	$2,581,009		2.5%	11.9%

	Nine Months Ended September 30, 2014
				% Change
	$	% of total		Year over Year
Revenue by Segment:
Financial Services	$3,164,467	42.1%		16.3%
Healthcare	1,916,770	25.5%		16.1%
Manufacturing/Retail/Logistics	1,559,288	20.7%		13.2%
Other	879,926	11.7%		19.3%

Total Revenue	$7,520,451			15.9%

Revenue by Geography:
North America	$5,746,012	76.4%		13.9%
United Kingdom	820,531	10.9%		17.8%
Rest of Europe	587,977	7.8%		29.7%

Europe - Total	1,408,508	18.7%		22.5%
Rest of World	365,931	4.9%		24.1%

Total Revenue	$7,520,451			15.9%